EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-193545) on Form S-8 of First National Community Bancorp, Inc. and Subsidiaries of our report dated March 24, 2014, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of First National Community Bancorp, Inc. and Subsidiaries for the year ended December 31, 2014.

/s/ McGladrey, LLP

New Haven, Connecticut

March 12, 2015